                                POWER OF ATTORNEY

I the undersigned officer of The Lincoln National Life Insurance Company, hereby revoke all powers of attorney authorizing any person to act as attorney-in-fact relative to Lincoln National Variable Annuity Account C (Multi-Fund), which were previously executed by me and do hereby severally constitute and appoint Ronald
L. Stopher, Jeffrey K. Dellinger, and Steven M. Kluever, my true and lawful attorneys-in-fact, with full power in each of them to sign for me, in my name and in the capacities indicated below, any and all amendments to Registration Statement No. 33-25990 filed with the Securities and Exchange Commission under the Securities Act of 1933, on behalf of the Company in its own name or in the name of one of its Separate Accounts, hereby ratifying and confirming my signature as it may be signed by any of my attorneys-in-fact to any such amendment to that Registration Statement. The power of attorney was signed on March 22, 2001.

SIGNATURE                                TITLE
---------                                -----

/s/ Janet Chrzan                         Senior Vice President, Chief
-----------------------------------      Financial Officer and Director
Janet Chrzan                             (Principal Accounting Officer and
                                         Principal Financial Officer)


STATE OF INDIANA)
                )SS:
COUNTY OF ALLEN )

                                         Subscribed and sworn to before me this
                                         22 day of March, 2001.

                                         /s/ Janet A. Bell
                                         ---------------------------------------
                                         Notary public

                                         Commission Expires: March 13, 2008
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